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                                                                    EXHIBIT 10.9

                                AMENDMENT TEN TO
                              DEVELOPMENT AGREEMENT

         This Amendment TEN, made as of April 16, 2002 ("Effective Date") between SRI International, a California, non-profit and public benefit corporation, having a place of business located at 333 Ravenswood Avenue, Menlo Park, CA 94025 (hereinafter "SRI") and Lipid Sciences Incorporated, an Arizona corporation, having a place of business located at 7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566 (hereinafter "LSI").

         WHEREAS, SRI and LSI have entered into a development agreement having an effective date of October 6, 2000, and which includes the following
Amendments: Amendment One dated March 8, 2001, Amendment Two dated March 28, 2001; Amendment Three dated May 12, 2001; Amendment Four dated May 13, 2001, Amendment Five dated May 13, 2001, Amendment Six dated December 5, 2001, Amendment Seven dated October 6, 2000, Amendment Eight dated February 13, 2002, and Amendment Nine dated April 15, 2002 (hereinafter individually and collectively "Development Agreement") and which the parties hereby amend; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, SRI and LSI agree as follows:

1. For consistency and unless otherwise defined herein all initially capitalized terms shall have the meaning set forth in the Development Agreement.

2. The scope of work and project cost of $29,800 (excluding travel and all non-labor expenses), are attached hereto as Exhibit A (SRI Proposal BDC 02-079). The parties agree that this effort is outside of the scope of the Phase II Development Plan of the Development Agreement

3. Unless expressly amended by this Amendment Ten, all other terms and conditions of the Development Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last subscribed below.


SRI International                    Lipid Sciences, Incorporated


By: /s/ V. Rene Harmount             By: /s/ Barry D. Michaels
    --------------------                 ---------------------
    V. Rene Harmount                     Barry D. Michaels
    Group Manager, Contracts             Chief Financial Officer


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                                   EXHIBIT A

                     SRI INTERNATIONAL PROPOSAL #BDC 02-079

                               STATEMENT OF WORK


         SRI shall provide assistance to LSI with the transfer and validation of the GC method to determine the residual solvents in delipidated plasma from SRI to the Progen Industries Limited lab in Brisbane, Australia for an estimated 170 labor hours (including travel time) at a price of $29,800. This price does not include non-labor expenses such as air fare, per diem or other non-labor expenses. LSI shall arrange for the payment of such expenses separately. The assistance includes conference calls and e-mail consultations, documents review, help with cGMP laboratory set up, Agilent Chemstation and GC operation training, data analysis training and template set up, as well as ten days of on site assistance with validation protocol execution by SRI personnel (one person) from April 22 to May 1.